SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 12, 2008

Date of Report

September 11, 2008

(Date of earliest event reported)

TransAct Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5119 Beckwith Blvd, Suite 105, San Antonia, TX 78249

(Address of principal executive offices, including zip code)

210-561-6015

(Registrant’s telephone number, including area code)

1650-1188 West Georgia, Vancouver, BC, Canada V6E 4A2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

____________________________________________________________________________________________

This current report and its exhibit may include forward-looking statements.  S2C Global Systems, Inc based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances.  Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp. has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise.  This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 14, 2008 the Board of Directors of TransAct Energy Corp. accepted the resignation of Roderick C. Bartlett, as CEO, President and Director, the resignation of Harold Forzley, as CFO, Secretary, Treasurer and Director and the resignation of Craig Robson as Director.

Effective September 14, 2008, Henry Andrews was appointed as the sole officer and director of TransAct Energy Corp. Mr. Andrews is 63 years old and holds a Bachelor of Science in Criminal Justice and a Masters of Education Counseling. He served for 30 years with the State of Georgia in public service.  Mr. Andrews held such positions as Institutional Administrator, Psychologist, Counselor, Warden and associate professor of Social Science at South Georgia College.  For the past five years Mr. Andrews has been in the private sector as CEO and President of a real estate management company and a retail food company.

Item 8.01 Other Events

The Company has relocated its corporate offices to the USA to San Antonio, Texas. The new address is 5119 Beckwith Blvd, Suite 105, San Antonio, TX 78249, telephone 210-561-6015.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSACT ENERGY CORP.

Date:  September 13, 2008

By: /s/ Henry Andrews

Henry Andrews

President and Chief Executive Officer

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